March 26, 2020 COVID-19 BUSINESS UPDATE BUSINESS COVID-19

INTRODUCTION

The COVID-19 pandemic continues to evolve rapidly. Our sincere thoughts and prayers go out to all of those affected by COVID-19, as well as the inspiring and dedicated healthcare workers and first responders who are on the front lines for our citizens. While the eventual outcome remains uncertain, we would like to share updates on 1) the state of our business; 2) COVID-19 preparedness; and 3) our balance sheet and liquidity. **These updates are based on what we know as of today, March 26, 2020.**

On February 5, 2020, we provided guidance metrics as part of our fourth quarter earnings release and presentation. We will be reevaluating those guidance metrics as we prepare for our first quarter 2020 earnings release of April 28, 2020, based on the best information available at that time.

The purpose of this business update is to inform you of notable developments during these unprecedented times and how Werner is proactively navigating the fast-changing landscape. As we are in our quiet period, we will provide another update in our first quarter 2020 earnings release, or as appropriate.

This presentation is based on our current assessment of information available to us as of March 26, 2020, and we do not undertake any obligations to provide further updates. Please refer to the disclaimers on page 7 of this presentation.

WERNER
WE KEEP AMERICA MOVING®

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BUSINESS UPDATE

One-Way Truckload (3,370 trucks, 12/31/19)

January 2020 and February 2020 freight demand were seasonally normal and slightly lower than the same period a year ago. March 2020 freight demand has not declined sequentially from February as we expected it would, due in part to increased replenishment shipments from many of our core customers. March 2020 freight demand is comparable to March 2019, with demand strengthening in the latter two weeks of March 2020. We have been reducing our One-Way Truckload fleet to adjust to changing market conditions. Rates and miles per truck have improved in March 2020 sequentially from January 2020 and February 2020.

Dedicated (4,630 trucks, 12/31/19)

Over 60% of our Dedicated revenues are retail, with two-thirds of those revenues with discount retail customers (including dollar stores). Dedicated demand has remained steady with some above normal demand for store replenishment in March. This is primarily due to customer inventory restocking following consumers buying essential items for their homes. Our Dedicated truck count is flat from year end 2019. Customer bid activity remains solid; however, customer decisions are being delayed as they attempt to get more clarity on the impact of COVID-19 for their businesses.

Logistics (20% of total revenues in 2019)

Transactional brokerage volumes are challenged and are lower due to the slowing freight economy and competitive logistics market. Gross margins have been challenged for contractual brokerage business in March 2020 as the cost of capacity increased due to higher replenishment activity.

WERNER
WE KEEP AMERICA MOVING®

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COVID-19 PREPAREDNESS UPDATE

- ✓ **Transportation is designated by the U.S. government as an essential industry** for keeping the U.S. supply chain moving during COVID-19. Werner drivers and non-driver associates take tremendous pride in this important responsibility. The morale of our associates remains high, despite the challenges.

- ✓ We are **working hard to remain safe and stay healthy, while safely delivering our customers' freight on time. Half of our office associates are working from home.** Throughout our offices and terminal network, we are following the CDC and WHO guidelines by practicing social distancing, proactively initiating self-quarantining at home when appropriate, providing disinfectant to our associates through our terminal network, promoting thorough hand washing, conducting meetings electronically and significantly limiting non-driver associate travel. We are staying safe, productive and virtually connected.

- ✓ **We established a COVID-19 communications hub** to keep all our associates continually updated with the latest news, developments and policy changes. We have a COVID-19 Taskforce that meets regularly to discuss and implement policy changes. Additionally, we established a dedicated e-mail address for all driver and non-driver associates to ask individual questions or deal with specific circumstances.

- ✓ **Werner's crisis management plans,** as well as our business continuity safeguards, are **designed to adapt to the changing COVID-19 environment.** We are deploying and executing our plans by being rational, logical and above all compassionate.

- ✓ We are **extremely proud of our professional drivers who are the backbone of the transportation industry.** Their drive, commitment, talent and skill keep America moving.

WERNER WE KEEP AMERICA MOVING®

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BALANCE SHEET AND LIQUIDITY UPDATE As of March 26, 2020 Available Cash $61M Total Current Debt Outstanding $250M1 Stockholders’ Equity $1.1B2 Total Current Debt Outstanding to 2019 EBITDA 0.5x1,2 Credit Capacity and Liquidity Two Bank Credit Agreements that Expire in May 2024 $500M One Bank Credit Agreement that Expires in July 2020 75M Total Credit Capacity $575M Less: Standby Letters of Credit (45M) Total Current Debt Outstanding (250M)1 Unused Credit Capacity $280M Available Cash 61M Liquidity $341M 1 $50M of debt repaid in 1Q20 2 As of or for the year ended December 31, 2019. 5

KEEPING AMERICA MOVING THROUGH THIS CHALLENGING. We are proactively leveraging TIME our talent and technology to quickly and effectively adapt to changes in the freight market These are trying times that test organizations. In recent . As an essential industry, we are taking proactive steps to keep years, Werner’s focus has our associates safe and healthy to ensure we keep America’s supply chain moving been quality-first execution and structural resiliency. No . We are mobilized around COVID-19, and are applying company, community or operational excellence to successfully manage through these individual is immune from extraordinary times this pandemic, but our foundation is strong, our . We have repositioned Werner over the past several years, people are engaged, and increasing our agility and ability to successfully execute our communities are in our through different macroeconomic environments thoughts as we #KeepAmericaMoving. . We have a strong balance sheet and ample liquidity . While no one can predict the impact of the COVID-19 pandemic, - Derek Leathers, President and CEO we are working hard, smart and fast to control the controllable 6

DISCLAIMERS This Werner Enterprises, Inc. (“Company”) presentation is solely for your information and is subject to change and speaks only as of the date hereof. No representation or warranty, expressed or implied is made and you should not place undue reliance on the accuracy, fairness or completeness of the information presented. This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. For those reasons, undue reliance should not be placed on an forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure. 7